 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-239203
PROSPECTUS SUPPLEMENT
(To Prospectus dated June 26, 2020)
Ekso Bionics Holdings, Inc.
3,902,440 Shares of Common Stock
We are offering 3,902,440 shares of our common stock, par value $0.001 per share, pursuant to this prospectus supplement and the accompanying prospectus. The public offering price for each share of common stock is $10.25.
Our common stock is traded on the Nasdaq Capital Market under the symbol “EKSO.” On February 5, 2021, the last reported sales price of our common stock was $10.43 per share.
The offering is being underwritten on a firm commitment basis. The underwriter may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the Nasdaq Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices.
Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-3 of this prospectus supplement and elsewhere in the accompanying prospectus and in the documents incorporated herein and therein for a discussion of information that should be considered in connection with an investment in our common stock.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
	Per Share	Total
Public offering price	$10.2500	$40,000,010
Underwriting discounts and commissions(1)	$0.7175	$2,800,001
Proceeds, before expenses, to us	$9.5325	$37,200,009

(1)
We have also agreed to pay a management fee to the underwriter equal to 1.0% of the aggregate gross proceeds raised in this offering, to reimburse certain expenses of the underwriter in connection with this offering, and to issue to the underwriter (or its designees) warrants to purchase shares of common stock equal to 7% of the aggregate number of shares of common stock issued in this offering. See the section of this prospectus supplement entitled “Underwriting” for additional disclosure regarding underwriting compensation.

We have granted the underwriter an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to 585,366 additional shares of our common stock at the public offering price, less underwriting discounts and commissions. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $3,220,001 and the total proceeds to us, before expenses, will be $42,780,011.
Delivery of the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about February 11, 2021, subject to the satisfaction of certain closing conditions.
H.C. Wainwright & Co.
The date of this prospectus supplement is February 8, 2021

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission, or the “Commission,” utilizing a “shelf” registration process.
We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus - the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations and warranties should not be relied on as accurately representing the current state of our affairs or obligations.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the sales agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
For purposes of this prospectus, references to the terms “Ekso Bionics,” “the Company,” “we,” “us” and “our” refer to Ekso Bionics Holdings, Inc., unless the context otherwise requires.
This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

S-ii

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these identifying words.
Forward-looking statements included or incorporated by reference in this prospectus include, for example, statements about:
•
our ability to obtain adequate financing to fund operations and to develop or enhance our technology;

•
the scope, scale and duration of the impact of outbreaks of a pandemic disease, such as COVID-19 (coronavirus);

•
our ability to obtain or maintain regulatory approval to market our medical devices;

•
our ability to complete clinical trials on a timely basis and that completed clinical trials will be sufficient to support commercialization of our products;

•
the anticipated timing, cost and progress of the development and commercialization of new products or services, and improvements to our existing products, and related impacts on our profitability and cash position;

•
our ability to effectively market and sell our products and expand our business, both in unit sales and product diversification;

•
our ability to achieve broad customer adoption of our products and services;

•
our ability to achieve anticipated synergies and benefits of, and maintain our current and future collaborations, joint ventures or partnerships;

•
existing or increased competition;

•
rapid changes in technological solutions available to our markets;

•
volatility with our business, including long and variable sales cycles, which could have a negative impact on our results of operations for any given quarter or fiscal year;

•
changes in our domestic or international sales and operations;

•
our ability to obtain or maintain patent protection for our intellectual property;

•
the scope, validity and enforceability of our and third party intellectual property rights;

•
significant government regulation of medical devices and the healthcare industry;

•
our ability to efficiently identify and partner with other global manufacturing sources and Asia-based distributors;

•
our customers’ ability to get third party reimbursement for our products and services associated with them; our failure to implement our business plan or strategies;

•
our early termination of leases, difficulty filling vacancies or negotiating improved lease terms;

•
our ability to retain or attract key employees;

•
stock volatility or illiquidity;

S-iii

•
our ability to maintain adequate internal controls over financial reporting;

•
the use of proceeds from, the timing of, and our ability to successfully complete this offering; and

•
overall economic and market conditions.

These statements are based on current expectations, assumptions, assessments, estimates, forecasts and projections about our business and the industry in which we operate made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof and as of the dates indicated in these statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. Given these risks and uncertainties, you are cautioned not to rely on such forward-looking statements as predictions of future events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Commission after the date of this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus, any free writing prospectus that we have been authorized to use and the documents incorporated by reference herein and in the accompanying base prospectus. This summary does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement the accompanying base prospectus, any free writing prospectus that we have been authorized to use and the documents incorporated by reference herein and in the accompanying base prospectus. You should pay special attention to the “Risk Factors” section of this prospectus and the financial statements and other information incorporated by reference in this prospectus.
Company Overview
Ekso Bionics designs, develops and sells exoskeleton technology to augment human strength, endurance and mobility. Our exoskeleton technology serves multiple markets and can be used both by able-bodied persons as well as by persons with physical disabilities. We have sold or leased devices that (i) enable individuals with neurological conditions affecting gait (stroke and spinal cord injury to rehabilitate, and in some cases, to walk again, (ii) assist individuals with a broad range of upper extremity impairments, and (iii) allow industrial workers to perform difficult repetitive work for extended periods.
We believe that the commercial opportunity for exoskeleton technology adoption is accelerating as a result of recent advancements in material technologies, electronic and electrical engineering, control technologies, and sensor and software development. Taken individually, many of these advancements have become ubiquitous in peoples’ everyday lives. We believe that we have learned how to integrate these existing technologies and wrap the result around a human being efficiently, elegantly and safely, supported by an industry-leading intellectual property portfolio. We further believe that we can do so across a broad spectrum of applications, from persons with lower limb paralysis to able-bodied users.
Additional details of these programs and related strategic agreements are contained in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 31, 2020, as well as in reports subsequently filed with the Commission.
Company Information
Our corporate headquarters are located in Richmond, California 94804. Our telephone number is (510) 984-1761, and our website address is www.eksobionics.com. Our official Twitter account is @EksoBionics. The information on or accessible through our website or our Twitter account does not constitute part of this prospectus supplement or the accompanying prospectus and should not be relied upon in connection with making any investment in our securities.
The common stock of Ekso Bionics is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “EKSO.”

THE OFFERING
Common Stock Offered by Us
3,902,440 shares
Offering Price per Share
$10.25
Common Stock to be Outstanding After This Offering
12,218,748 shares (or 12,804,114 shares if the underwriter exercises its option to purchase additional shares in full).
Underwriter option to purchase additional shares
We have granted the underwriter an option to purchase up to 585,366 additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.
Use of Proceeds
We intend to use the net proceeds from this offering for working capital and other general corporate purposes, which may include repayment of debt, acquisitions and other business opportunities. See section titled “Use of Proceeds” on page S-5 of this prospectus supplement.
Risk Factors
Before investing in our common stock, you should carefully read and consider the “Risk Factors” beginning on page S-3 of this prospectus supplement, and any documents incorporated by reference, for certain considerations relevant to an investment in our common stock.
Nasdaq Capital Market symbol
“EKSO.”
The number of shares of our common stock to be outstanding after this offering is based on 8,316,308 shares of our common stock outstanding as of September 30, 2020, and excludes the following, in each case as of such date:
•
531,925 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $31.57 per share, 179,930 restricted stock units which will, after vesting, be settled in shares of our common stock, and 307,142 shares of our common stock reserved and available for issuance under our Amended and Restated 2014 Equity Incentive Plan, or 2014 Incentive Plan;

•
33,334 shares of our common stock reserved for issuance under our Employee Stock Purchase Plan, or ESPP; and

•
1,431,706 shares of common stock issuable upon the exercise of warrants outstanding at a weighted exercise price of $8.93 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriter’s option to purchase additional shares, no exercise of the warrants to purchase up to 273,170 shares of common stock to be issued as compensation to the underwriter in connection with this offering, no exercise of outstanding warrants and options and no settlement of outstanding restricted stock units described above.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the specific risks described below, as well as the other information contained in this prospectus and the other documents incorporated by reference, before making an investment decision. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Any of the risks we describe below or in the information incorporated herein by reference in this prospectus could cause our business, financial condition or operating results to suffer. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment.
Risks Related to this Offering
Management will have broad discretion as to the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in a variety of capital preservation investments. These investments may not yield a favorable return to our securityholders.
If you purchase shares in this offering, you will suffer immediate dilution of your investment. You will experience further dilution if we issue additional equity securities in future financing transactions.
Because the public offering price per share of our common stock is higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Investors purchasing shares of common stock in this offering will incur immediate dilution of approximately $6.58 per share, after giving effect to this offering. In addition, we have stock options and warrants outstanding. To the extent that such outstanding securities are exercised for shares of our common stock, investors purchasing our securities in this offering may experience further dilution.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.
Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock, or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. A substantial majority of the outstanding shares of our common stock are freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.
In addition, we have also registered all of the shares of common stock that we may issue pursuant to the exercise of outstanding stock options and settlement of restricted stock units granted under the 2014 Incentive Plan, and all of the shares of common stock that we may issue under our ESPP. As of September 30, 2020, 307,142 shares of our common stock were reserved for issuance of future awards under our 2014

Incentive Plan and 33,334 shares of common stock were reserved for issuance under our ESPP. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions related to affiliate sales under the securities laws.
We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.
At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors (subject to any contractual restrictive covenants, such those in our loan agreement with the Western Alliance Bank), we have no current intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.
The market price of our common stock has been, and may continue to be, highly volatile, and such volatility could cause the market price of our common stock to decrease and could cause you to lose some or all of your investment in our common stock.
During the period from our initial listing on Nasdaq on August 9, 2016 through February 8, 2021, the closing price of our common stock fluctuated from a high of $86.40 per share to a low of $2.55 per share, and our stock price continues to fluctuate. The market price of our common stock may continue to fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:
•
our ability to grow our revenue and customer base;

•
the announcement of new products or product enhancements by us or our competitors;

•
developments concerning regulatory oversight and approvals;

•
variations in our and our competitors’ results of operations;

•
changes in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;

•
successes or challenges in our collaborative arrangements or alternative funding sources;

•
developments in the rehabilitation and industrial robotics markets;

•
the results of product liability or intellectual property lawsuits;

•
future issuances of common stock or other securities;

•
the addition or departure of key personnel;

•
announcements by us or our competitors of acquisitions, investments or strategic alliances; and

•
general market conditions and other factors, including factors unrelated to our operating performance.

USE OF PROCEEDS
We estimate that the net proceeds from the offering will be approximately $36.4 million (or approximately $41.9 million if the underwriter exercises in full its option to purchase up to 585,366 additional shares), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and other general corporate purposes, which may include repayment of debt, acquisitions and other business opportunities.
As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering, and as a result, we will retain broad discretion in the allocation of the net proceeds of this offering. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. We may determine to use a portion of the net proceeds from this offering to repay approximately $3.1 million in outstanding indebtedness. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions of other businesses, products or technologies that are complementary to our business, joint ventures and licensing arrangements, and other strategic transactions and business opportunities.
Pending the use of the net proceeds, from this offering as described above, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DILUTION
If you invest in our common stock in this offering, your interest will be immediately diluted to the extent of the difference between the offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. As of September 30, 2020, we had a historical net tangible book value of $8.4 million, or $1.01 per share of common stock. Our net tangible book value represents our total assets, excluding intangible assets, less our total liabilities, divided by the number of shares of common stock outstanding on September 30, 2020.
After giving effect to the issuance and sale of 3,902,440 shares of common at the offering price of  $10.25 per share of our common stock, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of September 30, 2020 would have been approximately $44.8 million, or $3.67 per share. This represents an immediate increase in pro forma net tangible book value of $2.66 per share to existing stockholders and an immediate dilution in net tangible book value of $6.58 per share to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:
Offering price per share		$10.25
Historical net tangible book value per share as of September 30, 2020	$1.01
Increase per share attributable to new investors	$2.66
Pro forma net tangible book value per share as of September 30, 2020, after giving effect to this offering		$3.67
Dilution per share to new investors purchasing our common stock in this offering		$6.58
The above illustration of dilution per share to the investors participating in this offering assumes no exercise by the underwriter of its option to purchase additional shares of our common stock. If the underwriter timely exercises such option in full, our pro forma net tangible book value per share as of September 30, 2020, after giving effect to this offering, would be $50.3 million, and dilution per share to new investors purchasing our common stock in this offering would be $6.32.
The number of shares of our common stock to be outstanding after this offering is based on 8,316,308 shares of our common stock outstanding as of September 30, 2020, and excludes the following, in each case as of such date:
•
531,925 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $31.57 per share, 179,930 restricted stock units which will, after vesting, be settled in shares of our common stock, and 307,142 shares of our common stock reserved and available for issuance under our 2014 Incentive Plan;

•
33,334 shares of our common stock reserved for issuance under our ESPP; and

•
1,431,706 shares of common stock issuable upon the exercise of warrants outstanding at a weighted exercise price of $8.93 per share.

Additionally, the foregoing calculations assume no exercise of the warrants to purchase up to 273,170 shares of common stock to be issued as compensation to the underwriter in connection with this offering, no exercise of outstanding warrants and options and no settlement of outstanding restricted stock units described above. To the extent that outstanding options or warrants are exercised or outstanding restricted stock units are settled for shares of our common stock, investors purchasing our common stock in this offering will experience further dilution.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY
We have never declared or paid cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, restrictions imposed by financing arrangements, if any, legal and regulatory restrictions on the payment of dividends, current and anticipated cash needs and other factors the board of directors deems relevant.
Our loan and security agreement with Western Alliance Bank contains a restrictive covenant that prohibits us and our subsidiaries, subject to certain exceptions, from paying dividends or making any other distribution or payment with respect to our capital stock.

UNDERWRITING
Pursuant to the underwriting agreement with H.C. Wainwright & Co., LLC, or the underwriter and the sole book-running manager of this offering, we have agreed to issued and sell, and the underwriter has agreed to purchase, the number of shares of common stock listed opposite its name below, less the underwriting discounts and commissions, on the closing date, subject to the terms and conditions contained in the underwriting agreement. The underwriting agreement provides that the obligations of the underwriter are subject to certain customary conditions precedent, representations and warranties contained therein.
Underwriter	Number of Shares
H.C. Wainwright & Co., LLC	3,902,440
Pursuant to the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. The underwriter has advised us that they do not intend to confirm sales to any account over which it exercises discretionary authority.
Discounts, Commissions and Expenses
The underwriter may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the Nasdaq Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which the underwriter purchases shares from us and the price at which the underwriter resells such shares may be deemed underwriting compensation. If the underwriter effects such transactions by selling shares of common stock to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. Any shares sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $0.46125 per share.
The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
We have granted to the underwriter an option to purchase up to 585,366 additional shares of common stock at the public offering price, less the underwriting discounts and commissions. The option is exercisable for 30 days.
The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. These amounts are shown assuming both no exercise, and full exercise of the underwriter’s option to purchase additional shares.
Per Share	Total Without Option	Total With Option
Public offering price	$40,000,010	46,000,012
Underwriting discounts and commissions payable by us	$2,800,001	3,220,001
Proceeds, before expenses, to us	$37,200,009	42,780,011
We have agreed to pay the legal fees and expenses of the underwriter, in the sum of up to $100,000 in connection with this offering, $50,000 for nonaccountable expenses and clearing fees of $15,950. We have also agreed to pay the underwriter a management fee equal to 1.0% of the aggregate gross proceeds in this offering. We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $795,950 and are payable by us. Additionally, we agreed to grant the underwriter (or its designees) warrants to purchase 273,170 shares of our common stock, which represents 7.0% of the aggregate number of shares sold this offering (and up to an additional 40,976 shares if the underwriter exercises its option to purchase 585,366 additional shares in full), with an exercise price of

$12.8125 per share. The underwriter warrants will be exercisable immediately and for five years from the commencement of the sales of this offering.
Right of First Refusal
We have granted the underwriter a right of first refusal until March 31, 2021 to act (i) as financial advisor if we decide to dispose of or acquire business units or acquire any of our outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization restructuring or similar transaction using a financial advisor, (ii) as sole book-runner, sole lead manager, sole lead placement agent or sole lead agent if we decide to raise non-convertible debt financing using a manager or agent, or (iii) as sole book-running manager, sole underwriter or sole placement agent if we or any of our subsidiaries raise funds by means of a public offering or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent other than with respect to certain excluded transactions. If the underwriter or an affiliate of the underwriter accepts any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees and terms for transactions of similar size and nature, including indemnification, which are appropriate to such a transaction.
Tail Financing Payments
In the event that any investors that participate in this offering or were introduced to this offering by the underwriter provide any capital to us in a public or private offering or capital-raising transaction until December 31, 2021, we shall pay the underwriter the cash compensation provided above on the gross proceeds from such investors.
Indemnification
We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.
Lock-Up Agreements
We have agreed to not sell any shares of our common stock or any securities convertible into or exercisable or exchangeable into share of common stock, subject to certain exceptions, for a period of 90 days after the date of this prospectus supplement unless we obtain prior written consent of the underwriter. This consent may be given at any time without public notice, and the underwriter may consent in its sole discretion. The exceptions to the restriction include, among other things, the issuance of any shares of our capital stock or securities convertible into shares of our capital stock that are issued (i) pursuant to a stock or option plan, (ii) pursuant to the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date of this prospectus supplement, (iii) as consideration in an acquisition, merger or similar strategic transactions (including issuances to vendors, customers, or other commercial or strategic partners or potential commercial or strategic partners) or credit facilities approved by a majority of the disinterested directors, provided that any such issuance shall only be to a person providing us business synergies and additional benefits in addition to the investment of funds, but shall not include a transaction in which we are issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
We have also agreed for a period of one (1) year following the closing date of this offering not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price, other than an “at the market” offering with the representative of the underwriters as sales agent following ninety (90) days after the date of this prospectus supplement.

Price Stabilization, Short Positions and Penalty Bids
In connection with this offering, the underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in connection with our common stock.
Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum.
Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
In connection with this offering, the underwriter also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Electronic Distribution
A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.
Other Relationships
The underwriter and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. The underwriter has acted as placement agent with respect to our registered direct offerings in December 2019 and June 2020 and the underwriter is acting as our sales agent in connection with our October 2020 at-the-market offering program, for which it received compensation.
Transfer Agent
The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598 and its telephone number is (212) 828-8436.
Listing on the Nasdaq Capital Market
Our common stock is listed on the Nasdaq Capital Market under the symbol “EKSO.”

NOTICE TO INVESTORS
Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area and the United Kingdom
This prospectus has been prepared on the basis that any offer of shares of common stock in any member state of the European Economic Area or the United Kingdom (each a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of common stock. Accordingly any person making or intending to make an offer in that Relevant State of shares of common stock which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer. Neither the company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares of common stock in circumstances in which an obligation arises for the company or the underwriter to publish or supplement a prospectus for such offer. Neither the company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares of common stock through any financial intermediary, other than offers made by the underwriter, which constitute the final placement of the shares of common stock contemplated in this prospectus.
The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).
In relation to each Relevant State, no shares of common stock have been offered or will be offered to the public in that Relevant State, except that offers of shares of common stock may be made to the public in that Relevant State:
•
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of common stock shall require the company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who receives any communication in respect of, or who acquires any shares of common stock under, the offers to the public contemplated in this prospectus, or to whom the shares of common stock are otherwise made available, will be deemed to have represented, acknowledged and agreed to and with the company and the underwriter that it and any person on whose behalf it acquires shares of common stock is a (a) qualified investor within the meaning of Article 2(e) of the Prospectus Regulation; and (b) in the case of any shares of common stock acquired by it as a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, (i) the shares of common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale, or (ii) where shares of common stock have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those shares of common stock to it is not treated under the Prospectus Regulation as having been made to such persons.
We, the underwriter and affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Any distributor subject to Directive 2014/65/EU (as amended, “MiFID II”) subsequently offering, selling or recommending the shares of common stock is responsible for undertaking its own target market assessment in respect of the shares of common stock and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither the company nor the underwriter makes any representations or warranties as to a Distributor’s compliance with the Delegated Directive.
References to Regulations or Directives include, in relation to the United Kingdom, those Regulations or Directives as they form part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in United Kingdom domestic law, as appropriate. The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, the underwriter is not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
United Kingdom
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares of common stock is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Switzerland
This document is not intended to constitute an offer to, or solicitation of, investors in Switzerland to purchase or invest in shares of common stock. The shares of common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of FinSA (unless in circumstances falling within article 36 of the FinSA). This document does not constitute a prospectus pursuant to the FinSA and has been prepared without regard to the disclosure standards for issuance prospectuses under the FinSA, art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the company, or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document has not been and will not be reviewed or approved by a Swiss reviewing body (“Prüfstelle”) pursuant to article 51 of the FinSA and does not comply with the disclosure requirements applicable to a prospectus within the meaning of article 35 of the FinSA. Further, this document will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock.

LEGAL MATTERS
The validity of the securities being offered by this prospectus supplement and the accompanying base prospectus will be passed upon by Snell & Wilmer L.L.P, Reno, Nevada. Dentons US LLP, New York, New York, is acting as counsel to the underwriter in connection with this offering.
EXPERTS
The consolidated balance sheets of Ekso Bionics Holdings, Inc. as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2019, have been audited by OUM & Co. LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the Commission a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the Commission allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement or an item incorporated by reference in the registration statement.
We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings, including the registration statement and exhibits, are available to the public at the Commission’s website at http://www.sec.gov.
We maintain an Internet site at www.eksobionics.com. Our official Twitter account is @EksoBionics. We have not incorporated by reference into this prospectus the information on our website or Twitter account, and you should not consider any of the information posted on or hyper-linked to our website or Twitter account to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The Commission allows us to “incorporate by reference” the information we file with the Commission, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that is “furnished” to the Commission, but not deemed “filed.” The following documents filed with the Commission are incorporated by reference in this prospectus:
•
our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission on February 27, 2020, and amended on Form 10-K/A filed with the Commission on April 28, 2020;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 any September 30, 2020, filed with the Commission on April 30, 2020, July 29, 2020 and October 29, 2020 respectively;

•
our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the Commission on January 10, 2020 (as to Item 8.01 only), January 22, 2020, March 18, 2020, March 24, 2020, April 1, 2020, April 24, 2020, May 15, 2020, June 10, 2020, June 15, 2020, July 17, 2020, August 21, 2020, October 9, 2020, October 23, 2020, December 31, 2020, January 13, 2021 (as to Item 8.01 only) and February 8, 2021; and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed on May 6, 2015 and August 8, 2016, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed until we sell all of the securities we are offering. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:
Ekso Bionics Holdings, Inc.
1414 Harbour Way South, Suite 1201
Richmond, California 94804
Attn: Chief Financial Officer

PROSPECTUS
$75,000,000
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEBT SECURITIES
RIGHTS
UNITS
Ekso Bionics Holdings, Inc., a Nevada corporation (“Ekso Bionics”), may offer and sell from time to time, pursuant to this prospectus, in one or more series or issuances and on terms that Ekso Bionics will determine at the time of the offering, any of the securities described in this prospectus, and any combination of those securities, up to an aggregate amount of $75,000,000.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
We may offer and sell these securities directly to you, through agents designated from time to time, or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in the applicable prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on the Nasdaq Capital Market under the symbol “EKSO.” On June 15, 2020, the last reported sale price of our common stock was $3.78 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
As of June 15, 2020, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $33,839,811 million based on 7,591,146 shares of outstanding stock, of which 6,532,782 are held by non-affiliates, and a per share price of $5.18, which was the closing sale price of our common stock on June 5, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have sold an aggregate of $7,890,010 of securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. BEFORE DECIDING WHETHER TO INVEST IN OUR SECURITIES, YOU SHOULD CONSIDER CAREFULLY THE RISKS THAT WE HAVE DESCRIBED ON PAGE 3 OF THIS PROSPECTUS UNDER THE CAPTION “RISK FACTORS.” WE MAY INCLUDE SPECIFIC RISK FACTORS IN SUPPLEMENTS TO THIS PROSPECTUS UNDER THE CAPTION “RISK FACTORS.” THIS PROSPECTUS MAY NOT BE USED TO SELL OUR SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 26, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, shares of our common stock and preferred stock, various series of warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
Unless the context otherwise requires, “Ekso Bionics,” “the Company,” “we,” “us,” “our” and similar terms refer to Ekso Bionics Holdings, Inc. and our subsidiaries.

ii

PROSPECTUS SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, you should carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
Overview
Ekso Bionics designs, develops and sells exoskeletons that augment human strength, endurance, and mobility. Our exoskeleton technology serves multiple markets and can be used both by able-bodied persons as well as by persons with physical disabilities. We have sold, rented or leased devices that (a) enable individuals with neurological conditions affecting gait (stroke and spinal cord injury) to rehabilitate, and in some cases, to walk again, (ii) assist individuals with a broad range of upper extremity impairments, and (iii) allow industrial workers to perform difficult repetitive work for extended periods.
We believe that the commercial opportunity for exoskeleton technology adoption is accelerating as a result of recent advancements in material technologies, electronic and electrical engineering, control technologies, and sensor and software development. Taken individually, many of these advancements have become ubiquitous in peoples’ everyday lives. We believe that we have learned how to integrate these existing technologies and wrap the result around a human being efficiently, elegantly and safely, supported by an industry leading intellectual property portfolio. We further believe that we can do so across a broad spectrum of applications, from persons with lower limb paralysis to able-bodied users.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2019 and our most recent Quarterly Report on Form 10-Q, as described under the caption “Incorporation of Documents by Reference” on page 29 of this prospectus.
Corporate Information
We were incorporated as PN Med Group Inc. in Nevada on January 30, 2012 and changed our name to Ekso Bionics Holdings, Inc. in December 2013. In January 2014, we consummated a merger, in which our wholly-owned subsidiary, Ekso Acquisition Corp. merged with and into Ekso Bionics, Inc., which was the surviving corporation and became our wholly-owned subsidiary.
On March 24, 2020, we effected a 1-for-15 reverse split of our common stock. As a result of the reverse stock split, every 15 shares of issued and outstanding common stock were converted into one share of issued and outstanding common stock. We previously effected a 1-for-7 reverse stock split on May 4, 2016. Unless otherwise indicated, all references to share and per share amounts in this prospectus, including any prospectus supplement, reflect the reverse stock splits.
Our principal executive office is located at 1414 Harbour Way South, Suite 1201, Richmond, California, and our telephone number is (510) 984-1761.
We make available free of charge on or through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our internet address is www.eksobionics.com. This website address is intended to be an inactive, textual reference only; none of the material on this website is part of this prospectus. Copies of our annual reports on Form 10-K will be furnished without charge to any person who submits a written request directed to the attention of our

Secretary, at our offices located at 1414 Harbour Way South, Suite 1201, Richmond, California, 94804. The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
Offerings Under This Prospectus
Under this prospectus, we may offer shares of our common stock, preferred stock and debt securities, various series of warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $75,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.
The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents, underwriters or dealers, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents, underwriters or dealers, we will include in the applicable prospectus supplement:
•
the names of those agents, underwriters or dealers;

•
applicable fees, discounts and commissions to be paid to them;

•
details regarding over-allotment options, if any; and

•
the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Ekso Bionics. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as “may,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, statements regarding: (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), (iv) our beliefs regarding the potential for commercial opportunity for exoskeleton technology in general and our exoskeleton products in particular, (v) our beliefs regarding potential clinical and other health benefits of our medical devices, and (vi) the assumptions underlying or relating to any statement described in points (i), (ii), (iii), (iv) or (v) above.
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this Registration Statement, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS
We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and to increase our investments (i) in our clinical, sales and marketing initiatives to accelerate adoption of our products in the rehabilitation market, (ii) in our research, development and commercialization activities with respect to our robotic exoskeleton for home use, and/or (iii) in the development and commercialization of able-bodied exoskeletons for industrial use, and for other general corporate purposes, including, but not limited to, working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, or interest-bearing securities.

PLAN OF DISTRIBUTION
General Plan of Distribution
We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, “at the market” sales, block trades or a combination of these methods. We may sell the securities:
•
to or through underwriters or dealers;

•
through agents;

•
directly to one or more purchasers;

•
through a combination of such methods; or

•
through any other method described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:
•
block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

•
purchases by a dealer as principal and resale by the dealer for its own account pursuant to a prospectus supplement;

•
ordinary brokerage transactions and transactions in which a dealer solicits purchasers;

•
sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•
sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

We may distribute the securities from time to time in one or more transactions at:
•
a fixed price or prices, which may be changed from time to time;

•
market prices prevailing at the time of sale;

•
prices related to the prevailing market prices; or

•
negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. The prospectus supplement relating to a series of the offered securities will name any underwriters, dealers or agents involved in the offer or sale of the securities.
If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement, which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).
Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be listed on the Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF COMMON STOCK
We are authorized to issue 141,428,571 shares of common stock, par value $0.001 per share. On June 15, 2020, we had 7,591,146 shares of common stock outstanding and approximately 202 stockholders of record.
The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our articles of incorporation and our bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.
General
Dividends.   The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.
Voting.   Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election.
Pre-emptive Rights, Redemption, Conversion and Sinking Fund Provisions.   The common stock is not entitled to pre-emptive rights and is not subject to conversion, redemption or sinking fund provisions.
Liquidation Rights.   Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.
Transfers.   There are no restrictions on the transfer of our common stock except such restrictions as may be imposed by applicable securities laws.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598 and its telephone number is (212) 828-8436.
Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “EKSO.”

DESCRIPTION OF PREFERRED STOCK
We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. As of June 15, 2020, no shares of our preferred stock were outstanding. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our articles of incorporation and our bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.
General
Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in one or more series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.
If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:
•
the title and stated value;

•
the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•
the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•
whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•
the procedures for any auction and remarketing, if any;

•
the provisions for a sinking fund, if any;

•
the provisions for redemption, if applicable;

•
any listing of the preferred stock on any securities exchange or market;

•
whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•
whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•
voting rights, if any, of the preferred stock;

•
a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•
the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•
any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Transfer Agent and Registrar
The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
General
As of June 12, 2020, warrants to purchase an aggregate of 2,168,463 shares of our common stock are issued and outstanding, of which warrants to purchase 106,896 shares of common stock have an exercise price of $41.25 per share and expire on December 23, 2020, warrants to purchase 13,333 shares of common stock have an exercise price of $22.50 per share and expire on September 13, 2020, warrants to purchase 444,444 shares of common stock have an exercise price of $3.52 per share and expire on May 24, 2024, warrants to purchase 51,836 shares have an exercise price of $8.44 and expire on December 18, 2025, warrants to purchase 555,763 shares have an exercise price of $8.10 and expire on June 21, 2025, warrants to purchase 873,852 shares of common stock have an exercise price of $5.18 and expire on December 10, 2025, and warrants to purchase 122,339 shares of common stock have an exercise price of $5.6431 per share.
We may issue warrants to purchase shares of our common stock and/or preferred stock in one or more series together with other securities or separately. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•
the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•
if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•
if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•
any applicable material U.S. federal income tax consequences;

•
the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•
the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•
if applicable, the date from and after which the warrants and the common stock and/or preferred stock will be separately transferable;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
the anti-dilution provisions of the warrants, if any;

•
any redemption or call provisions;

•
whether the warrants may be sold separately or with other securities as parts of units; and

•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF THE DEBT SECURITIES
The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.
The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus, as it may be supplemented, amended or modified from time to time, as well as the notes and supplemental agreements relating to each series of debt securities that will be incorporated by reference as exhibits to the registration statement that includes this prospectus or as exhibits to a current report on Form 8-K if we offer debt securities. In this description of the debt securities, the words “Ekso Bionics,” “the Company,” “we,” “us,” “our” and similar terms refer to Ekso Bionics Holdings, Inc. and our subsidiaries unless the context otherwise requires.
The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.
General
Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.
We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.
The prospectus supplement relating to a particular series of debt securities will set forth:
•
whether the debt securities are senior or subordinated;

•
the offering price;

•
the title;

•
the principal amount being offered and any limit on the aggregate principal amount;

•
the person who shall be entitled to receive interest, if other than the record holder on the record date;

•
the maturity date and/or dates the principal will be payable;

•
the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•
the place where payments may be made;

•
any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•
if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•
if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•
if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•
the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•
if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•
if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•
any conversion or exchange provisions;

•
whether the debt securities will be issuable in the form of a global security;

•
any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities;”

•
any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•
any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•
any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•
any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•
any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which, at the time of issuance, is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.
Exchange and transfer
Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any partial redemption of debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
•
be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•
be deposited with the depositary or nominee or custodian; and

•
bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
•
the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•
an event of default is continuing with respect to the debt securities of the applicable series; or

•
any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:
•
entitled to have the debt securities registered in their names;

•
entitled to physical delivery of certificated debt securities; or

•
considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.
Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.
Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.
Payment and paying agents
Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.
We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:
•
10 business days prior to the date the money would be turned over to the applicable state; or

•
at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.
No protection in the event of a change of control
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.
Covenants
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.
Consolidation, merger and sale of assets
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than a subsidiary of us), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of us), unless:
•
the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

•
the successor entity assumes our obligations on the debt securities and under the indentures;

•
immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•
certain other conditions specified in the indenture are met.

Events of default
Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:
(1)
we fail to pay principal of or any premium on any debt security of that series when due;

(2)
we fail to pay any interest on any debt security of that series for 60 days after it becomes due;

(3)
we fail to deposit any sinking fund payment when due;

(4)
we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)
certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.
The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.
Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least a 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.
Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”
Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.
In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.
After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.
Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:
(1)
the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)
the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.
We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.
Modification and waiver
Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.
We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:
•
providing for our successor to assume the covenants under the indenture;

•
adding covenants or events of default;

•
making certain changes to facilitate the issuance of the securities;

•
securing the securities;

•
providing for a successor trustee or additional trustees;

•
curing any ambiguities or inconsistencies;

•
providing for guaranties of, or additional obligors on, the securities;

•
permitting or facilitating the defeasance and discharge of the securities; and

•
other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:
•
change the stated maturity of any debt security;

•
reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•
reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•
change the place of payment or the currency in which any debt security is payable;

•
impair the right to enforce any payment after the stated maturity or redemption date;

•
if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•
adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•
change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance
We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.
Each indenture contains a provision that permits us to elect either or both of the following:
•
we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•
we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.
With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:
•
direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•
obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports
The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same is filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.
Notices
Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law
The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.
No personal liability of directors, officers, employees and stockholders
No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.
Regarding the trustee
The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.
The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.
Subordinated debt securities
The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.
The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.
Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.
In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.
In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.
We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.
Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:
•
a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•
any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:
•
in case of a payment default, when the default is cured or waived or ceases to exist, and

•
in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.
As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.
The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.
If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.
Senior debt securities will constitute senior debt under the subordinated indenture.
Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.
Outstanding Debt Securities
We have no outstanding registered debt securities.
Definitions
“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.
“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:
•
our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•
all of our obligations for money borrowed;

•
all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•
our obligations:

•
as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

•
as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•
all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•
all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

•
all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•
all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

•
renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:
•
any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•
debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more or our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF RIGHTS
General
We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, or warrants, or any combination of those securities in the form of units. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.
We will provide in a prospectus supplement the following terms of the rights being issued:
•
the date of determining the stockholders entitled to the rights distribution;

•
the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•
the exercise price;

•
the aggregate number of rights issued;

•
whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•
the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•
the method by which holders of rights will be entitled to exercise;

•
the conditions to the completion of the offering, if any;

•
the withdrawal, termination and cancellation rights, if any;

•
whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•
whether stockholders are entitled to oversubscription rights, if any;

•
any applicable material U.S. federal income tax considerations; and

•
any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Rights Agent
The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information that we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
General
We may issue units consisting of common stock, preferred stock, debt securities, one or more warrants or rights for the purchase of common stock, preferred stock or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The summary of terms of the units contained in this section of the prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of units. We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions of the governing unit agreement that differ from those described below; and

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units. The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Debt Securities” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, warrant, debt security or right included in each unit, as applicable.

Unit Agent
The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
Title
We, any unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.
Outstanding Units
We have no outstanding units.

CERTAIN PROVISIONS OF NEVADA LAW AND OF THE COMPANY’S ARTICLES OF INCORPORATION AND BYLAWS
Anti-Takeover Provisions
Nevada Law
We may in the future become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. The Company currently has fewer than 100 stockholders of record who are residents of Nevada.
The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.
The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law any longer.
If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights for the control shares, is entitled to demand fair value for such stockholder’s shares.
In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless (a) the corporation’s board of directors approves the combination or transaction by which the person first becomes an interested stockholder in advance or (b) the corporation’s board of directors and at least 60% of the corporation’s disinterested stockholders approve the combination at an annual or special meeting. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.
The effect of Nevada’s business combination law is to potentially discourage a party interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.
Authorized but Unissued Shares
The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of any exchange on which our shares are listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Special Meeting of Stockholders; Advance Notice Requirements; Stockholder Action
Our by-laws provide that, except as otherwise required by law or the articles of incorporation, special meetings of the stockholders can only be called by our board of directors, by the chairman of our board of directors or by certain of our officers. In addition, our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of the meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. In addition, our by-laws require that stockholder actions must be effected at a duly called stockholders meeting and prohibit actions by our stockholders by written consent.
Limitation of Liability and Indemnification
Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.
Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.
Our by-laws state that we shall indemnify every (i) present or former director, officer, employee or agent of us and (ii) any person who served at our request as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (each an “Indemnitee”).
Our by-laws provide that we shall indemnify an Indemnitee against expenses, including attorneys’ fees and disbursements, and costs (and in connection with a proceeding other than a proceeding by or in the right of the Company, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with any proceeding in which such Indemnitee was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to our best interests, or with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful or (b) is not liable pursuant to NRS Section 78.138; provided, however, that in the event that an Indemnitee is found liable to us, we will have no obligation to indemnify such Indemnitee unless, and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as a court of competent jurisdiction or such other court shall deem proper.
The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

In addition to our by-laws, have entered into an Indemnification Agreement with each of our directors and executive officers pursuant to which we are required to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law and our governing documents. We believe that entering into these agreements helps us to attract and retain highly competent and qualified persons to serve the Company.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS
Snell & Wilmer L.L.P., Reno, Nevada, will pass upon the validity of the issuance of the securities to be offered by this prospectus. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
OUM & Co. LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on OUM & Co. LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are also available at the SEC’s web site at http://www.sec.gov.
We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.
The registration statement and the documents referred to below under “Incorporation of Documents by Reference” are also available on our Internet website www.eksobionics.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):
•
our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 27, 2020, and amended on Form 10-K/A filed with the SEC on April 28, 2020;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on April 30, 2020;

•
our Current Reports on Form 8-K filed with the SEC on January 10, 2020 (Item 8. only), January 22, 2020, March 18, 2020, March 24, 2020, April 1, 2020, April 24, 2020, May 15, 2020, June 10, 2020 and June 15, 2020;

•
the description of our common stock contained in our Registration Statement on Form 8-A filed on May 6, 2015 and August 8, 2016, including any amendment or report filed for the purpose of updating such description; and

•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to: Investor Relations, Ekso Bionics Holdings, Inc., 1414 Harbour Way South, Suite 1201, Richmond, California 94804, (510) 984-1761.
You may also access the documents incorporated by reference in this prospectus through our website at www.eksobionics.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.
This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

3,902,440 Shares of Common Stock
Prospectus Supplement
H.C. Wainwright & Co.
February 8, 2021